Exhibit 99.1

Contact: Bob DeBarr
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800

Press Release
MICREL REPORTS 2014 SECOND QUARTER
FINANCIAL RESULTS

•	Revenues of $62.3 million, compared to $59.9 million for the first quarter of 2014

•	GAAP net income of $3.5 million, or $0.06 per diluted share, compared to $2.3 million, or $0.04 per diluted share for the first quarter of 2014

•	Non-GAAP net income of $5.0 million, or $0.09 per diluted share, compared to $3.7 million, or $0.07 per diluted share for the first quarter of 2014

•	Gross margin of 52.6%, compared to 52.2% for the first quarter of 2014

•	Repurchased 0.3 million shares of Micrel common stock for a total of $2.9 million for the quarter

•	Declares quarterly dividend of $0.05 per share

San Jose, CA, July 24, 2014 - Micrel, Incorporated (Nasdaq: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, today announced financial results for the quarter ended June 30, 2014.
Revenues for the second quarter of 2014 were $62.3 million, a $2.4 million or 4.1% increase, compared to $59.9 million for the first quarter of 2014, and the Company's largest sequential revenue increase since the second quarter of 2012. Compared to the second quarter of 2013, revenues were $3.2 million, or 5.4% higher.
GAAP net income was $3.5 million, or $0.06 per diluted share, for the second quarter of 2014, compared to net income of $2.3 million, or $0.04 per diluted share, for the first quarter of 2014, and net income of $5.0 million, or $0.09 per diluted share, for the second quarter of 2013.

Micrel Reports 2014 Second Quarter Financial Results
July 24, 2014

Non-GAAP net income was $5.0 million, or $0.09 per diluted share, for the second quarter of 2014, compared to non-GAAP net income of $3.7 million, or $0.07 per diluted share, for the first quarter of 2014, and non-GAAP net income of $6.4 million, or $0.11 per diluted share, for the second quarter of 2013. A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables at the end of this press release. Non-GAAP results exclude the impact of share-based compensation and amortization of acquisition-related intangible assets with the related income tax effects. Beginning in the first quarter of 2014, the Company changed the presentation of non-GAAP net income from previously reported to exclude the impact of acquisition-related intangible assets and the related tax effect. The non-GAAP net income for the second quarter of 2013 and for the first six months of 2013 have been revised from previously reported amounts to exclude the impact of acquisition-related intangible assets and the related tax effect to conform with the current period presentation.
Commenting on the second quarter 2014 results, Micrel’s President and CEO Ray Zinn said, “The second quarter resulted in a solid period of growth for Micrel with revenue up 4.1% on a sequential quarter basis to $62.3 million. This trend was driven by the strength in sales of Micrel’s timing and communications products.  Moreover, second quarter gross margin improved to 52.6% from 52.2% in the previous quarter while inventory on hand held relatively steady. I was also encouraged by our ability to control operating expenses in the quarter despite the higher sales volumes, which helped expand operating margins to the highest level in the past four quarters. Despite the slow recovery and ongoing macro-economic headwind facing our entire industry, I am pleased with the strength of our bookings, which have yielded a book-to-bill ratio above one for the second quarter and on a year-to-date basis. In addition, we remain focused on increasing shareholder value through our stock repurchase program and quarterly dividend payments. During the first six months of 2014, Micrel invested $5.9 million to repurchase approximately 0.6 million shares of common stock, and we also maintained our quarterly dividend of $0.05 per common share payable to shareholders of record as of August 14, 2014.”

Micrel Reports 2014 Second Quarter Financial Results
July 24, 2014

Outlook
Mr. Zinn continued, “Micrel continues to strategically invest in research and development and I am excited about the growth potential of new products introduced this past quarter. While we have increased our R&D expenses as a percent of sales over the past couple of years, we believe that this increased investment in R&D will help improve revenue growth going forward. Based on our current projections, revenue in the third quarter of 2014 is anticipated to be in the range of up 7% to 14% on a sequential basis.  These projections include $3 million to $5 million of revenue we expect to realize when we transition certain of our distributors from a sell-through to a sell-in revenue recognition method during the third quarter. Gross margins are expected to be in the range of 53% to 54%, resulting in GAAP earnings per share within the range of $0.08 to $0.12 per diluted share. For comparison purposes, we expect revenue in the range of up 1% to 6%, gross margin in the range of 52% to 53% and earnings within the range of $0.06 to $0.09 per diluted share without the one-time $3 million to $5 million of revenue and related cost of goods sold impact,” Mr. Zinn concluded.
Dividend
The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.05 per share of common stock. The payment of this dividend will be made on August 28, 2014 to shareholders of record as of August 14, 2014.
Share Repurchase Plan
In the second quarter of 2014, the Company repurchased 0.3 million shares for a total of $2.9 million. On June 30, 2014, Micrel had approximately $19.9 million remaining under the current repurchase authorization. Stock repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors.
Conference Call
The Company will host a conference call today, July 24, 2014, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Raymond Zinn, and Chief Financial Officer, Bob DeBarr, will present an overview of the 2014 second quarter financial results, discuss current business conditions and then respond to questions.
The call is available, live, to any interested party, on a listen-only basis, by dialing (877) 407-0789. For international callers, please dial (201) 689-8562. A live webcast will also be available on the ‘Investors’

Micrel Reports 2014 Second Quarter Financial Results
July 24, 2014

section of Micrel’s website at: www.micrel.com. An audio replay of the conference call will be available for all interested parties through July 31, 2014, by dialing (877) 870-5176 and entering the participant code 13585282. For international callers, please dial (858) 384-5517 and enter participant code 13585282. The webcast replay will also be available on the Company’s website.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, use of free cash flow, stock buyback and dividend programs, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; distributor acceptance of changing contract terms; economic or financial difficulties experienced by our customers; the effect of business conditions in the computing, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2014 Second Quarter Financial Results
July 24, 2014

Non-GAAP Reporting
The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results. In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share. These non-GAAP results exclude the impact of share-based compensation and amortization of acquisition-related intangible assets with related income tax effects. Micrel references those results in order to allow a better comparison of results in the current period to those in prior periods as well as to provide insight to the Company’s on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that Micrel’s non-GAAP information may differ from the non-GAAP information provided by other companies.
About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high-performance linear and power, LAN and timing and communications markets.  The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, MEMs-based clock oscillators and crystal-less clock generators, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.
-Financial Tables to Follow-

Micrel Reports 2014 Second Quarter Financial Results
July 24, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Net revenue	$62,339	$59,857	$59,171	$122,196	$118,904
Cost of revenue *	29,548	28,638	28,089	58,186	56,742
Gross profit	32,791	31,219	31,082	64,010	62,162
Gross profit %	52.6%	52.2%	52.5%	52.4%	52.3%

Operating expenses:
Research and development *	15,436	15,481	13,501	30,917	27,272
Selling, general and administrative *	11,976	12,436	11,433	24,412	23,294
Total operating expenses	27,412	27,917	24,934	55,329	50,566
Income from operations	5,379	3,302	6,148	8,681	11,596
Interest and other income (expense):
Interest income	92	103	126	195	252
Other expense	(8)	(72)	(52)	(80)	(143)
Interest and other income (expense), net	84	31	74	115	109
Income before provision for income taxes	5,463	3,333	6,222	8,796	11,705
Provision for income taxes	1,934	1,044	1,187	2,978	1,425
Net income	$3,529	$2,289	$5,035	$5,818	$10,280

Net income per share:
Basic	$0.06	$0.04	$0.09	$0.10	$0.18
Diluted	$0.06	$0.04	$0.09	$0.10	$0.17

Shares used in computing per share amounts:
Basic	56,537	56,388	58,303	56,463	58,287
Diluted	57,448	57,208	59,007	57,331	59,021

* Share-based compensation expense included in:
Cost of revenue	$243	$234	$270	$477	$514
Research and development	833	690	652	1,523	1,304
Selling, general and administrative	873	798	772	1,671	1,495
	$1,949	$1,722	$1,694	$3,671	$3,313

Micrel Reports 2014 Second Quarter Financial Results
July 24, 2014

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
GAAP net income	$3,529	$2,289	$5,035	$5,818	$10,280
Adjustments:
Share-based compensation included in:
Cost of revenues	243	234	270	477	514
Research and development	833	690	652	1,523	1,304
Selling, general and administrative	873	798	772	1,671	1,495
Amortization of acquisition-related intangible assets	305	426	275	731	549
Tax effect of adjustments	(783)	(708)	(642)	(1,491)	(1,285)
Total adjustments to GAAP net income	1,471	1,440	1,327	2,911	2,577
Non-GAAP net income*	$5,000	$3,729	$6,362	$8,729	$12,857

Shares used in computing non-GAAP net income per share:
Basic	56,537	56,388	56,303	56,463	58,287
Diluted	57,448	57,208	59,007	57,331	59,021

GAAP net income per share - basic	$0.06	$0.04	$0.09	$0.10	$0.18
Total adjustments to GAAP net income	0.03	0.03	0.02	0.05	0.04
Non-GAAP net income per share - basic	$0.09	$0.07	$0.11	$0.15	$0.22

GAAP net income per share - diluted	$0.06	$0.04	$0.09	$0.10	$0.17
Total adjustments to GAAP net income	0.03	0.03	0.02	0.05	0.05
Non-GAAP net income per share - diluted	$0.09	$0.07	$0.11	$0.15	$0.22

* Non-GAAP results were reached by excluding share-based compensation expense and amortization of acquisition-related intangible assets with related income tax effects. Non-GAAP results were presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance after exclusion of these items.

Micrel Reports 2014 Second Quarter Financial Results
July 24, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$100,405	$88,593
Restricted cash	1,096	1,116
Accounts receivable, net	34,692	29,437
Inventories	42,051	43,201
Prepaid taxes	—	4,513
Prepaid expenses and other	1,983	2,698
Deferred income taxes	24,133	21,662
Total current assets	204,360	191,220

LONG-TERM INVESTMENTS	1,732	4,195
PROPERTY, PLANT AND EQUIPMENT, NET	56,254	57,779
LONG-TERM PREPAID TAXES	1,711	—
DEFERRED INCOME TAXES	2,436	1,581
GOODWILL	8,655	8,554
INTANGIBLE ASSETS, NET	10,533	11,749
OTHER ASSETS	1,543	1,046
TOTAL	$287,224	$276,124

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$16,021	$13,502
Deferred income on shipments to distributors	33,023	27,026
Income taxes payable	1,378	—
Accrued liabilities	11,956	12,874
Total current liabilities	62,378	53,402

LONG-TERM INCOME TAXES PAYABLE	3,771	3,575
LONG-TERM DEFERRED INCOME TAXES	983	973
OTHER LONG-TERM LIABILITIES	185	201

SHAREHOLDERS' EQUITY
TOTAL SHAREHOLDERS' EQUITY	219,907	217,973
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$287,224	$276,124